Exhibit 4.3

Execution Version

SERIES D PREFERRED STOCK

PURCHASE AGREEMENT

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TABLE OF CONTENTS

(continued)

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Exhibit A	Schedule of Purchasers
Exhibit B	Form of Fifth Amended and Restated Certificate of Incorporation
Exhibit C	Disclosure Schedule
Exhibit D	Form of Investors’ Rights Agreement
Exhibit E	Form of Management Rights Letter
Exhibit F	Form of Right of First Refusal and Co-Sale Agreement
Exhibit G	Form of Voting Agreement
Exhibit H-1	Form of Legal Opinion of Company Counsel Delivered at Initial Tranche Closing
Exhibit H-2	Form of Legal Opinion of Company Counsel Delivered at Second Tranche Closing
Exhibit H-3	Form of Legal Opinion of Company Counsel Delivered at Third Tranche Closing
Exhibit I	Net Issue Election Form
Exhibit J	Form of Indemnification Agreement

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 13th day of May, 2014 by and among Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement, as the same may be amended from time to time (each a “Purchaser” and together the “Purchasers”).  The parties hereby agree as follows:

1.                                      Purchase and Sale of Preferred Stock.

1.1.                            Sale and Issuance of Series D Preferred Stock.

(a)                                 Authorization. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Tranche Closing (as defined in Section 1.2(a)(i) hereof) the Fifth Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

(b)                                 Initial Tranche.

(i)                                     Subject to the terms and conditions of this Agreement, each Purchaser (a “Noteholder Purchaser”) that is a holder of one or more outstanding convertible promissory notes previously issued by the Company as reflected opposite such Purchaser’s name under the heading “Convertible Notes Amount Owed” on Exhibit A (in the case of such Noteholder Purchaser, the “Applicable Convertible Note(s)”) hereby agrees that, at the Initial Tranche Closing, the full amount owed by the Company to such Noteholder Purchaser through and including the date of the Initial Tranche Closing under such Noteholder Purchaser’s Applicable Convertible Note(s), which full amount owed is set forth opposite such Noteholder Purchaser’s name under the heading “Convertible Notes Amount Owed” on Exhibit A, shall convert into that number of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), set forth opposite such Noteholder Purchaser’s name under the heading “Note Conversion Shares” on Exhibit A (in the case of each Noteholder Purchaser, the “Note Conversion Shares” and, collectively with the Note Conversion Shares of all other Noteholder Purchasers, the “Total Note Conversion Shares”), at a conversion price per share equal to $0.4414 (the “Note Conversion Price”).  Subject to the terms and conditions of this Agreement, the Company hereby agrees that, at the Initial Tranche Closing, the Company shall sell and issue to each Noteholder Purchaser the Note Conversion Shares to which such Noteholder Purchaser is entitled pursuant to the foregoing provisions of this Section 1.1(b)(i) upon conversion of the full amount owed by the Company to such Noteholder Purchaser through and including the date of the Initial Tranche Closing under such Noteholder Purchaser’s Applicable Convertible Notes.  The number of Total Note Conversion Shares to be issued to the Noteholder Purchasers at the Initial Tranche Closing shall be 10,344,201.  Notwithstanding anything to the contrary express or implied in the Applicable Convertible Note(s) of each Noteholder Purchaser, each Noteholder Purchaser hereby agrees that interest shall accrue under the Applicable Convertible Note(s) of such Noteholder Purchaser only through and including April 30, 2014.  Upon the sale and issuance of the Note Conversion Shares by the Company to each Noteholder Purchaser at the Initial Tranche Closing pursuant to, and in accordance with, the terms and conditions of this Agreement (including, without limitation, this Section 1.1(b)(i)), the Applicable Convertible Note(s) of such Noteholder Purchaser shall be deemed satisfied in full and the Company shall not owe any amount or have any other obligation of any kind under such Applicable Convertible Note(s), and such Applicable Convertible Note(s) shall be deemed cancelled, terminated and of no further force or effect whatsoever.  Each Noteholder Purchaser hereby agrees that, in the event that any provision of this Agreement (including, without limitation, this Section 1.1(b)(i)) conflicts with or is inconsistent with the terms and provisions of the Applicable Convertible Note(s) of any Noteholder Purchaser, then the conflicting or inconsistent terms and provisions of this Agreement (including, without limitation, this Section 1.1(b)(i)) (1) shall be deemed to constitute an amendment or modification of the conflicting or inconsistent terms and provisions of the Applicable Convertible Note(s) of any Noteholder Purchaser and (2) shall be deemed to supersede and control any such conflicting or inconsistent terms and provisions of the Applicable Convertible Note(s).

(ii)                                  Subject to the terms and conditions of this Agreement, at the Initial Tranche Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, acting severally and not jointly, shall purchase from the Company, that number of shares of the Company’s Series D Preferred Stock set forth opposite each such Purchaser’s name under the heading “Initial Tranche Shares” on Exhibit A, at a purchase price per share equal to $0.588656 (such purchase price per share, subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or other similar event that affects or involves the Series D Preferred Stock, being hereinafter referred to as the “Series D Price”).  The aggregate number of shares of Series D Preferred Stock issued to the Purchasers at the Initial Tranche Closing pursuant to this Section 1.1(b)(ii) shall be 42,469,626 and the aggregate purchase price payable by the Purchasers at the Initial Tranche Closing for such aggregate number of shares shall be $25,000,000.27. For purposes of this Agreement, the term “Initial Tranche Shares” shall mean, collectively, (1) the Total Note Conversion Shares and (2) the aggregate number of shares of Series D Preferred Stock issued to the Purchasers at the Initial Tranche Closing pursuant to this Section 1.1(b)(ii), subject to, in the case of clauses (1) and (2), proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or other similar event that affects or involves the Series D Preferred Stock.

(c)                                  Second Tranche.

(i)                                     Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 1.1(c)), at the Second Tranche Closing (as defined in Section 1.2(b)(i) hereof), the Company shall issue and sell to each Purchaser, and each Purchaser, acting severally and not jointly, shall purchase from the Company, that number of shares of Series D Preferred Stock set forth opposite each such Purchaser’s name under the heading “Second Tranche Shares” on Exhibit A, at a purchase price per share equal to the Series D Price.  Subject to the provisions of this Section 1.1(c), the aggregate number of shares of Series D Preferred Stock issued to the Purchasers at the Second Tranche Closing shall be 8,493,925 (such aggregate number of shares, subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or other similar event that affects or involves the Series D Preferred Stock, being hereinafter referred to as the “Second Tranche Shares”) and the aggregate purchase price payable by the Purchasers at the Second Tranche Closing for all of the Second Tranche Shares shall be $5,000,000.03.

(ii)                                  The sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) shall be consummated only if (1) the Company delivers a written notice to all of the Purchasers (the “Second Tranche Closing Notice”) stating that the Company desires to consummate such sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) and setting forth a proposed date for the Second Tranche Closing that is consistent with the applicable requirements of Section 1.1(c)(iii) below, (2) at any time during the period commencing on the date of the Second Tranche Closing Notice and ending immediately prior to the Second Tranche Closing, those Purchasers that hold at least sixty five percent (65%) of the Tranche Shares (as defined in Section 1.7 hereof) issued and outstanding consent to the consummation of the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) and (3) all other applicable conditions precedent set forth in this Agreement to the consummation of the Second Tranche Closing shall have been satisfied or properly waived in accordance with the terms of this Agreement.  Notwithstanding the foregoing or the provisions of clause (C) of Section 1.1(c)(iii) below, if the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) has not been consummated prior to the consummation of the sale and purchase of the Third Tranche Shares (as defined in Section 1.1(d)(i) below) pursuant to Section 1.1(d) hereof, then the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) shall be consummated simultaneously with the sale and purchase of the Third Tranche Shares pursuant to Section 1.1(d) hereof, and compliance with the provisions of clauses (1) and (2) above in this Section 1.1(c)(ii) and clause (C) of Section 1.1(c)(iii) below shall not be required in connection with such sale and purchase of the Second Tranche Shares.

(iii)                               Notwithstanding anything express or implied in the foregoing provisions of this Section 1.1(c) to the contrary:  (A) the Company shall send the Second Tranche Closing Notice at least fifteen (15) business days before the Second Tranche Closing and the Company shall not send the Second Tranche Closing Notice at any time during the Restricted Period; (B) the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) shall not be consummated at any time during the Restricted Period; (C) the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) also shall not be consummated at any time prior to December 31, 2015 or at any time after March 31, 2017, except that the provisions of this clause (C) shall not apply to the sale and purchase of the Second Tranche Shares that, in accordance with the provisions of Section 1.1(c)(ii) above, is consummated simultaneously with the sale and purchase of the Third Tranche Shares; (D) in the event that the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) is to be consummated at any time within thirty (30) days prior to the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate), each Purchaser shall have the right to make a Net Issue Election pursuant to which such Purchaser shall be issued pursuant to this Section 1.1(c), at the Second Tranche Closing, a smaller number of the Second Tranche Shares determined in accordance with such Net Issue Election and without having to make payment to the Company of any cash purchase price in connection with such smaller number of the Second Tranche Shares, in lieu of purchasing and paying the purchase price for the full number of the Second Tranche Shares that such Purchaser would otherwise have the right and obligation to purchase and pay for pursuant to this Section 1.1(c); and (E) the Company shall have no right or obligation to sell any shares of Series D Preferred Stock to a Purchaser pursuant to this Section 1.1(c), and such Purchaser shall have no right or obligation to purchase any shares of Series D Preferred Stock from the Company pursuant to this Section 1.1(c), if the Company has previously sold to such Purchaser, and such Purchaser has previously purchased from the

Company, shares of Series D Preferred Stock pursuant to Section 2.1(a) hereof.  In the event that the provisions of clause (E) of the immediately preceding sentence are applicable with respect to one or more Purchasers, then (1) the rights and obligations of the Purchasers to purchase Second Tranche Shares pursuant to this Section 1.1(c) shall continue to apply only with respect to those Purchasers that have not previously purchased shares of Series D Preferred Stock from the Company pursuant to Section 2.1(a) hereof, (2) the rights and obligations of the Company to sell Second Tranche Shares pursuant to this Section 1.1(c) shall continue to apply only with respect to those Purchasers that have not previously purchased shares of Series D Preferred Stock from the Company pursuant to Section 2.1(a) hereof and (3) the aggregate purchase price payable by the Purchasers at the Second Tranche Closing for all of the Second Tranche Shares shall be automatically reduced to reflect the reduction in the number of Second Tranche Shares.

(iv)                              The rights and obligations of the Company and the Purchasers to consummate the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) shall automatically terminate on the earlier of (1) the sixteenth (16th) business day after September 30, 2017, (2) the consummation of a Deemed Liquidation Event, (3) the closing of the IPO (as defined in Section 1.4 hereof) and (4) the date on which all Purchasers have purchased shares of Series D Preferred Stock pursuant to, and in accordance with, Section 2.1(a) hereof.  In addition, if one or more Purchasers is or are in material breach of any representation, warranty, covenant or provision under this Agreement that is applicable to such Purchaser or Purchasers (which material breach remains uncured for at least thirty (30) days after written notice thereof), then the obligation of the Company to consummate the sale of any number of the Second Tranche Shares to such Purchaser or Purchasers pursuant to this Section 1.1(c), and the right of such Purchaser or Purchasers to consummate the purchase of such number of the Second Tranche Shares from the Company pursuant to this Section 1.1(c), may be terminated by the Company by giving written notice of termination to the breaching Purchaser or Purchasers.  Any termination pursuant to this Section 1.1(c)(iv) of the rights and/or obligations of the Company and/or the Purchasers to consummate the sale and purchase of the Second Tranche Shares pursuant to this Section 1.1(c) shall not relieve or release any party to this Agreement from any material breach by such party of any representation, warranty, covenant or provision under this Agreement that is applicable to such party if and to the extent that such material breach occurred prior to such termination.

(d)                                 Third Tranche.

(i)                                     Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 1.1(d)), at the Third Tranche Closing (as defined in section 1.2(c)(i)), the Company shall issue and sell to each Purchaser, and each Purchaser, acting severally and not jointly, shall purchase from the Company, that number of shares of Series D Preferred Stock set forth opposite each such Purchaser’s name under the heading “Third Tranche Shares” on Exhibit A, at a purchase price per share equal to the Series D Price.  Subject to the provisions of this Section 1.1(d), the aggregate number of shares of Series D Preferred Stock issued to the Purchasers at the Third Tranche Closing shall be 25,481,775 (such aggregate number of shares, subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or other similar event that affects or involves the Series D Preferred Stock, being hereinafter referred to as the

“Third Tranche Shares”) and the aggregate purchase price payable by the Purchasers at the Third Tranche Closing for all of the Third Tranche Shares shall be $14,999,999.85.

(ii)                                  The sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) shall be consummated only if (1) either the Board of Directors of the Company determines that the Milestones (as defined in Section 1.4 below) have been achieved or those Purchasers that hold at least seventy-five percent (75%) of the Tranche Shares issued and outstanding agree in writing to waive the requirement that the Milestones be achieved as a condition precedent to such sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d), (2) the Company delivers a written notice to all of the Purchasers (the “Third Tranche Closing Notice”) stating that (A) the Board of Directors of the Company has determined that the Milestones have been achieved or that the requirement that the Milestones be achieved as a condition precedent to such sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) has been waived in accordance with the provisions of the foregoing clause (1) of this Section 1.1(d)(ii) and (B) the Company desires to consummate such sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d), and setting forth a proposed date for the Third Tranche Closing that is consistent with the applicable requirements of Section 1.1(d)(iii) below, (3) those Purchasers that hold at least seventy-five percent (75%) of the Tranche Shares issued and outstanding do not elect in writing, within ten (10) business days after the date of the Third Tranche Closing Notice, to abandon the consummation of the sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) and (4) all other applicable conditions precedent set forth in this Agreement to the consummation of the Third Tranche Closing shall have been satisfied or properly waived in accordance with the terms of this Agreement.  Upon request by any Purchaser, the Company shall promptly provide such Purchaser with reasonable evidence supporting achievement of the Milestones, as applicable, which evidence shall be subject to the confidentiality provisions set forth in Section 3.5 of the Investors’ Rights Agreement.

(iii)                               Notwithstanding anything express or implied in this Section 1.1(d) or elsewhere in this Agreement to the contrary: (A) the Company shall send the Third Tranche Closing Notice at least fifteen (15) business days before the Third Tranche Closing and the Company shall not send the Third Tranche Closing Notice at any time during the Restricted Period; (B) the sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) shall not be consummated at any time during the Restricted Period and also shall not be consummated at any time prior to December 31, 2015 or after the fifteenth (15th) business day after September 30, 2017; (C) in the event that the sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) is to be consummated at any time within thirty (30) days prior to the consummation of a Deemed Liquidation Event, each Purchaser shall have the right to make a Net Issue Election pursuant to which such Purchaser shall be issued pursuant to this Section 1.1(d), at the Third Tranche Closing, a smaller number of the Third Tranche Shares determined in accordance with such Net Issue Election and without having to make payment to the Company of any cash purchase price in connection with such smaller number of the Third Tranche Shares, in lieu of purchasing and paying the purchase price for the full number of the Third Tranche Shares that such Purchaser would otherwise have the right and obligation to purchase and pay for pursuant to this Section 1.1(d); and (D) the Company shall have no right or obligation to sell any shares of Series D Preferred Stock to a Purchaser pursuant to this Section 1.1(d), and such Purchaser shall have no right or obligation to purchase any shares of Series D Preferred Stock from the Company pursuant to this Section 1.1(d), if the Company has previously sold to such Purchaser, and such Purchaser has previously purchased from the Company, shares of Series D Preferred Stock pursuant to Section 2.1(b) hereof.  In the event that the provisions of clause (D) of the immediately preceding sentence are applicable with respect to one or more Purchasers, then (1) the rights and obligations of the Purchasers to purchase Third Tranche Shares pursuant to this Section 1.1(d) shall continue to apply only with respect to those Purchasers that have not previously purchased shares of Series D Preferred Stock from the Company pursuant to Section 2.1(b) hereof, (2) the rights and obligations of the Company to sell Third Tranche Shares pursuant to this Section 1.1(d) shall continue to apply only with respect to those Purchasers that have not previously purchased shares of Series D Preferred Stock from the Company pursuant to Section 2.1(b) hereof and (3) the aggregate purchase price payable by the Purchasers at the Third Tranche Closing for all of the Third Tranche Shares shall be automatically reduced to reflect the reduction in the number of Third Tranche Shares.

(iv)                              The rights and obligations of the Company and the Purchasers to consummate the sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) shall automatically terminate on the earlier of (1) the sixteenth (16th) business day after September 30, 2017, (2) the consummation of a Deemed Liquidation Event, (3) the closing of the IPO and (4) the date on which all Purchasers have purchased shares of Series D Preferred Stock pursuant to, and in accordance with, Section 2.1(b) hereof.  In addition, if one or more Purchasers is or are in material breach of any representation, warranty, covenant or provision under this Agreement that is applicable to such Purchaser or Purchasers (which material breach remains uncured for at least thirty (30) days after written notice thereof), then the obligation of the Company to consummate the sale of any number of the Third Tranche Shares to such Purchaser or Purchasers pursuant to this Section 1.1(d), and the right of such Purchaser or Purchasers to consummate the purchase of such number of the Third Tranche Shares from the Company pursuant to this Section 1.1(d), may be terminated by the Company by giving written notice of termination to the breaching Purchaser or Purchasers.  Any termination pursuant to this Section 1.1(d)(iv) of the rights and/or obligations of the Company and/or the Purchasers to consummate the sale and purchase of the Third Tranche Shares pursuant to this Section 1.1(d) shall not relieve or release any party to this Agreement from any material breach by such party of any representation, warranty, covenant or provision under this Agreement that is applicable to such party if and to the extent that such material breach occurred prior to such termination.

1.2.                            Closings; Delivery.

(a)                                 Initial Tranche Closing.

(i)                                     The closing of (1) the conversion of the Applicable Convertible Note(s) of each Noteholder Purchaser and the issuance and sale the Total Note Conversion Shares in connection with such conversion, all pursuant to Section 1.1(b)(i) hereof and (2) the sale and purchase of the shares of Series D Preferred Stock pursuant to Section 1.1(b)(ii) hereof shall take place remotely via the exchange of documents and signatures either (i) at 11:00 am Eastern Standard Time on the fifth (5th) business day after the date of this Agreement or (ii) at such other time and/or date (whether prior or after such fifth (5th) business date) as the Company and the Purchasers mutually agree upon, orally or in writing, which may be on the date hereof (the “Initial Tranche Closing”).

(ii)                                  At the Initial Tranche Closing: (1) the Company shall deliver to each Noteholder Purchaser a certificate representing the Note Conversion Shares of such Noteholder Purchaser, against delivery by such Noteholder Purchaser of the original Applicable Convertible Note(s) of such Noteholder Purchaser or, in the event that such original Applicable Convertible Note(s) have been lost, stolen or destroyed an affidavit of loss, in form and substance satisfactory to the Company, duly executed by such Noteholder Purchaser pursuant to which such Noteholder Purchaser certifies that such original Applicable Convertible Note(s) have been lost, stolen or destroyed and agreeing to customary indemnification of the Company in the event of any claims pertaining to such original Applicable Convertible Note(s); and (2) the Company shall deliver to each Purchaser a certificate representing the shares of Series D Preferred Stock being purchased by such Purchaser pursuant to Section 1.1(b)(ii) hereof, against payment by such Purchaser of the purchase price for such shares of Series D Preferred Stock by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods.

(b)                                 Second Tranche Closing.

(i)                                     The closing of the purchase and sale of the Second Tranche Shares pursuant to Section 1.1(c) hereof shall take place remotely via the exchange of documents and signatures on either the date specified in the Second Tranche Closing Notice delivered pursuant to Section 1.1(c)(ii) hereof, which date specified must be consistent with the applicable requirements of Section 1.1(c)(iii), or on such other date as the Company and those Purchasers that hold at least sixty five percent (65%) of the Initial Tranche Shares then outstanding mutually agree (the “Second Tranche Closing”).

(ii)                                  At the Second Tranche Closing, the Company shall deliver to each Purchaser a certificate representing the number of the Second Tranche Shares being purchased by such Purchaser pursuant to Section 1.1(c) hereof, against either (1) payment by such Purchaser of the purchase price for such number of the Second Tranche Shares by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods or (2) delivery by such Purchaser of a Net Issue Election Form that has been properly completed and duly executed by such Purchaser if such Purchaser is entitled to make a Net Issue Election pursuant to Section 1.1(c)(iii) in connection with the number of the Second Tranche Shares being purchased by such Purchaser pursuant to Section 1.1(c) hereof.

(c)                                  Third Tranche Closing.

(i)                                     The closing of the purchase and sale of the Third Tranche Shares pursuant to Section 1.1(d) hereof shall take place remotely via the exchange of documents and signatures on either the date specified in the Third Tranche Closing Notice delivered pursuant to Section 1.1(c)(ii) hereof, which date specified must be consistent with the applicable requirements of Section 1.1(d)(iii), or on such other date as the Company and those Purchasers that hold at least sixty five percent (65%) of the Initial Tranche Shares and Second Tranche Shares, if any, then outstanding mutually agree (the “Third Tranche Closing”).

(ii)                                  At the Third Tranche Closing, the Company shall deliver to each Purchaser a certificate representing the number of the Third Tranche Shares being purchased by such Purchaser pursuant to Section 1.1(d) hereof, against either (1) payment by such Purchaser of the purchase price for such number of the Third Tranche Shares by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods or (2) delivery by such Purchaser of a Net Issue Election Form that has been properly completed and duly executed by such Purchaser if such Purchaser is entitled to make a Net Issue Election pursuant to Section 1.1(d)(iii) in connection with the number of the Third Tranche Shares being purchased by such Purchaser pursuant to Section 1.1(d) hereof.

(d)                                 Definition of Closing. Each of the Initial Tranche Closing, the Second Tranche Closing (if any) and the Third Tranche Closing (if any), is sometimes referred to herein, individually, as a “Closing.” The Initial Tranche Closing, the Second Tranche Closing (if any) and the Third Tranche Closing (if any) are sometimes referred to in this Agreement, collectively, as the “Closings.”

1.3.                            Updates to Disclosure Schedule.  The Company shall have the right to deliver to the Purchasers at each of the Initial Tranche Closing, the Second Tranche Closing and the Third Tranche Closing an amended and restated Disclosure Schedule consisting of the Disclosure Schedule as modified, revised and updated to make such disclosures concerning matters or events occurring or arising since the date hereof or the prior Closing, as the case may be, as are required in order for the representations and warranties of the Company under Section 3 hereof to be true and correct as of each of the Initial Tranche Closing, the Second Tranche Closing or the Third Tranche Closing, as applicable, provided, however, that no such Updated Disclosure Schedule (as defined below) shall cure any breach, inaccuracy, default or non-compliance existing as of the date hereof or any previous Closing, as the case may be. For purposes of this Agreement, the term “Updated Disclosure Schedule” shall mean the last amended and restated Disclosure Schedule delivered pursuant to this Section 1.3.

1.4.                            Use of Proceeds.  In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Tranche Shares to advance the Company’s lead product, PRT-201, through Phase III clinical studies, as provided for in the Proposed Budgets (as defined in Section 5.1(n)), and for other general corporate purposes, subject to Section 5.4 of the Investors’ Rights Agreement.

1.5.                            Special Mandatory Conversion; Limitation on Remedies.

(a)                                 Special Mandatory Conversion.  Each Purchaser hereby acknowledges and agrees that if such Purchaser fails to purchase (i) all of the Second Tranche Shares that such Purchaser is obligated to purchase at the Second Tranche Closing pursuant to, and in accordance with, Section 1.1(c) hereof or (ii) all of the Third Tranche Shares that such Purchaser is obligated to purchase at the Third Tranche Closing pursuant to, and in accordance with, Section 1.1(d) hereof, then, in each case, (x) all of the shares of the Company’s Series D Preferred Stock owned by such Purchaser shall be subject to a special mandatory conversion, such special mandatory conversion to be pursuant to, and in accordance with, the terms and provisions of Section 5A of Division C of Article Fourth of the Restated Certificate and (y) any right that such Purchaser may have to designate a nominee for election to the Board of Directors of the Company shall terminate in accordance with the provisions of Section 1.7 of the Voting Agreement (as defined in Section 1.7 hereof).

(b)                                 Limitation on Remedies.  The parties hereby acknowledge that, if a Purchaser fails to purchase (i) all of the Second Tranche Shares that such Purchaser is obligated to purchase at the Second Tranche Closing pursuant to, and in accordance with, Section 1.1(c) hereof or (ii) all of the Third Tranche Shares that such Purchaser is obligated to purchase at the Third Tranche Closing pursuant to, and in accordance with, Section 1.1(d) hereof, then, in each case, the only remedies available against such Purchaser are (w) the special mandatory conversion of Series D Preferred Stock owned by the Purchaser pursuant to the Restated Certificate, (x) termination, pursuant to Section 1.7 of the Voting Agreement, of the Purchaser’s right, if any, to designate a nominee for election to the Board of Directors of the Company, (y) termination, pursuant to Section 3.4(b) and Section 3.4(c) of the Investors’ Rights Agreement (as defined in Section 1.7 hereof), of the Purchaser’s information and observer rights, if any, and (z) termination, pursuant to Section 4.2 of the Investors’ Rights Agreement, of the Purchaser’s preemptive rights, if any.

1.6.                            Waiver of Preemptive Rights.  Certain of the Purchasers, acting for themselves and on behalf of all other stockholders of the Company that have preemptive rights under that certain Third Amended and Restated Investors’ Rights Agreement, dated August 2, 2011, among the Company, certain of the Purchasers and those other stockholders of the Company that are parties thereto, as previously amended and in effect prior to the date of this Agreement (the “Prior Investors’ Rights Agreement”), hereby waive any and all preemptive rights, if any, under Section 4.1 of the Prior Investors’ Rights Agreement with respect to the offer, sale and/or issuance by the Company of the Shares pursuant to this Agreement and the Common Stock issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement.

1.7.                            Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Abingworth” means Abingworth Bioventures VI, LP.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

“Applicable Convertible Notes” shall have the meaning set forth in Section 1.1(b)(i) hereto.

“Bessemer” means Bessemer Venture Partners VII L.P., Bessemer Venture Partners VII Institutional L.P. and BVP VII Special Opportunity Fund LP, collectively.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company Intellectual Property” means all Intellectual Property Rights as are necessary to or actually used in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Deerfield” means Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P.

“Devon Park” means Devon Park Bioventures, L.P.

“Initial Tranche Closing” shall have the meaning set forth in Section 1.2(a) hereof.

“Initial Tranche Shares” shall have the meaning set forth in Section 1.1(b) hereof.

“Intellectual Property Rights” means patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, tradenames, copyrights, trade secrets, licenses, domain names, mask works, biological materials, formulae, know how, information, proprietary rights and processes and other intellectual property rights of any kind.

“Intersouth” means Intersouth Partners VI, L.P.

“Investors’ Rights Agreement” means the agreement between the Company, the Purchasers and the other stockholders of the Company party thereto dated as of the Initial Tranche Closing, in the form of Exhibit D attached to this Agreement.

“IPO” means the initial public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

“Key Employee” means Timothy Noyes, George Eldridge and Steven Burke, any executive-level employee (including division director and vice president-level positions), any employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property and any other employee whose responsibilities consist primarily of being the leader or head of the Company’s clinical, regulatory or manufacturing operations.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge of any Key Employee; provided, however, that, solely for the purposes of

Section 3.8 hereof, “Knowledge”, including the phrase “to the Company’s knowledge” shall mean the actual knowledge of any Key Employee, F. Nicholas Franano and Marco Wong.

“Major Investor” means each of (i) MPM; (ii) TVM LSV VI GmbH and TVM LSV VI LP collectively, except that for purposes of Section 5.1(m) each of TVM LSV VI GmbH and TVM LSV VI LP individually shall be considered a Major Investor; (iii) Skyline IV; (iv) Prism V LP and Prism V-A LP, collectively; (v) Intersouth; (vi) Devon Park; (vii) Bessemer; (viii) Abingworth; (ix) Pharmstandard; and (x) Deerfield.

“Management Rights Letter” means the agreement between the Company and each Major Investor, dated as of the Initial Tranche Closing, in the form of Exhibit E attached to this Agreement or such other form as the Company and a Major Investor shall agree upon.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect:  (a) any failure by the Company to meet internal projections, forecasts or predictions on or after the date of this Agreement (provided that the underlying causes of such failure shall not be excluded from the determination of whether a Material Adverse Effect has occurred); (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Company participates as a whole or the U.S. economy as a whole, unless such change, effect, event, occurrence, state of facts or development affects the Company in a disproportionate manner; (c) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (i) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by any of the Transaction Agreements or (ii) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, any of the Transaction Agreements; or (e) any adverse change or effect on the business, assets, liabilities, financial condition or results of operations of the Company resulting from the conduct of the Company’s business in the ordinary course of business in accordance with budgets approved by the Board of Directors of the Company from time to time, including, without limitation, (1) any reduction of the Company’s cash balance as a result of incurring expenses in the ordinary course of business and the reduction of the Company’s cash balance, (2) any increase in the Company’s liabilities in the ordinary course of business or (3) any deterioration of the financial condition of the Company as a result of the activities contemplated in the foregoing clauses (1) and (2).

“Milestones” means the following milestones achieved in a Phase 3 clinical trial with NCT No. 02110901, enrolling no less than 285 patients, and which has been designed based upon FDA’s guidance in the end-of-Phase 2 meeting with the Company to satisfy FDA’s requirements of an adequate, well-controlled trial in support of a BLA filing: (i) statistically significant effect of PRT-201 compared to placebo on primary patency loss in radiocephalic arteriovenous fistula (“RC-AVF”) patients; and (ii) statistically significant effect of PRT-201 compared to placebo on fistula maturation according to the KDOQI criteria in RC-AVF patients.

“MPM” means MPM Bio IV NVS Strategic Fund, LP.

“Net Issue Election” means the following:  (i) in the case of a Purchaser’s right and obligation to purchase Shares pursuant to Section 1.1(c) hereof or Section 1.1(d) hereof, as applicable, by making payment of the applicable cash purchase price therefor in accordance with the provisions of Section 1.1(c) or Section 1.1(d), as applicable, Purchaser’s election to have the Company issue to such Purchaser a smaller number of the class or series of Shares than the Purchaser would be required to purchase pursuant to Section 1.1(c) or Section 1.1(d), as applicable, absent such election, which smaller number of such class or series of Shares shall be determined in accordance with the formula provided below and shall be issued by the Company to such Purchaser without such Purchaser being required to make payment to the Company of any cash purchase price therefor; and (ii) in the case of a Purchaser’s right to purchase Shares pursuant to Section 2.1(a) hereof or Section 2.1(b) hereof, as applicable, by making payment of the applicable cash purchase price therefor in accordance with the provisions of Section 2.1(a) hereof or Section 2.1(b) hereof, as applicable, such Purchaser’s election to have the Company issue to such Purchaser a smaller number of the class or series of Shares that such Purchaser would be entitled to purchase pursuant to Section 2.1(a) hereof or Section 2.1(b) hereof, as applicable, absent such election, which smaller number of such class or series of Shares shall be determined in accordance with the formula provided below and shall be issued by the Company to such Purchaser without such Purchaser being required to make payment to the Company of any cash purchase price therefor.  The smaller number of the applicable class or series of Shares to be issued by the Company to any Purchaser that makes a Net Issue Election shall be determined as follows:

X =                             Y (A - B)

A

Where:                     X =                                                     The smaller number of the applicable class or series of Shares to be issued to the Purchaser as a result of such Purchaser’s Net Issue Election;

Y =                                                     The number of the applicable class or series of Shares that the Purchaser making the Net Issue Election would have purchased if such Purchaser had not made such Net Issue Election;

A =                                                     The fair market value of one Share of the same class or series as the Shares with respect to which the Net Issue Election is made, such fair market value to be determined at the time such Net Issue Election is made as determined in good faith by the Board of Directors based upon (i) if such Net Issue Election is made in connection with  a Deemed Liquidation Event, the consideration per Share payable in connection with such Deemed Liquidation Event or (ii) if such Net Issue Election is made after the closing of an IPO, the average closing price per Share quoted on the national securities exchange on which the Shares are listed as published in the Wall Street Journal for the ten

(10) trading day period ending five (5) trading days prior to the date of determination of fair market value;

B =                                                     The cash purchase price per share that the Purchaser is required to pay pursuant to this Agreement in connection with the purchase of the applicable class or series of Shares with respect to which the Net Issue Election is made.

“Net Issue Election Form” means the Net Issue Election Form attached as Exhibit I hereto.

“Note Conversion Price” shall have the meaning set forth in Section 1.1(b)(i) hereto.

“Note Conversion Shares” shall have the meaning set forth in Section 1.1(b)(i) hereto.

“Noteholder Purchaser” shall have the meaning set forth in Section 1.1(b)(i) hereto.

“Novartis” means Novartis International Pharmaceutical Limited.

“Option Agreement” means that certain Option Agreement between the Company and Novartis, dated as of March 27, 2009.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pharmstandard” means Pharmstandard International S.A., with registered address 65, Boulevard Grande-Duchesse Charlotte L - 1331 Luxembourg.

“Preferred Stock” means the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Prism V LP” means Prism Venture Partners V, L.P.

“Prism V-A LP” means Prism Venture Partners V-A, L.P.

“Prior Investors’ Rights Agreement” shall have the meaning set forth in Section 1.6.

“Proposed Budgets” shall have the meaning set forth in Section 5.1(n).

“Purchaser” shall have the meaning set forth in the Preamble.

“Restated Certificate” shall have the meaning set forth in Section 1.1(a) hereof.

“Restricted Period” means the period commencing on the date on which the Company either submits a registration statement on Form S-1 to the United States Securities and Exchange Commission on a confidential basis pursuant to Jumpstart Our Business Startups Act or files a registration statement on Form S-1 with the United States Securities and Exchange Commission pursuant to the Securities Act and ending on the earlier of (i) the third business day following the withdrawal of such registration statement on Form S-1 in connection with any abandonment of the IPO and (ii) the closing of the IPO.

“Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the Initial Tranche Closing, in the form of Exhibit F attached to this Agreement.

“Second Tranche Closing” shall have the meaning set forth in Section 1.2(b)(i) hereof.

“Second Tranche Closing Notice” shall have the meaning set forth in Section 1.1(c)(ii) hereof.

“Second Tranche Individual Purchase Exercise Notice” shall have the meaning set forth in Section 2.1(a)(i) hereto.

“Second Tranche Individual Purchase Right” shall have the meaning set forth in Section 2.1(a)(i) hereto.

“Second Tranche Individual Purchase Shares” shall have the meaning set forth in Section 2.1(a)(i) hereto.

“Second Tranche Shares” shall have the meaning set forth in Section 1.1(c)(i) hereof.

“Section 2.1(a) Closing” shall have the meaning set forth in Section 2.2(a)(i) hereto.

“Section 2.1(b) Closing” shall have the meaning set forth in Section 2.2(b)(i) hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series A-1 Preferred Stock” means the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value $0.001 per share.

“Series D Preferred Stock” shall have the meaning set forth in Section 1.1(b) hereof.

“Series D Price” shall have the meaning set forth in Section 1.1(b) hereof.

“Shares” shall mean, collectively, (i) any shares of Series D Preferred Stock or Common Stock sold or issued pursuant to this Agreement and (ii) any shares of Common Stock issued or issuable upon conversion of any shares of Series D Preferred Stock sold or issued pursuant to this Agreement.

“Skyline IV” means Skyline Venture Partners Qualified Purchaser Fund IV, L.P.

“Third Tranche Closing” shall have the meaning set forth in Section 1.2(c)(i) hereof.

“Third Tranche Closing Notice” shall have the meaning set forth in Section 1.2(c)(i) hereof.

“Third Tranche Individual Purchase Exercise Notice” shall have the meaning set forth in Section 2.1(b)(i) hereto.

“Third Tranche Individual Purchase Right” shall have the meaning set forth in Section 2.1(b)(i) hereto.

“Third Tranche Individual Purchase Shares” shall have the meaning set forth in Section 2.1(b)(i) hereto

“Third Tranche Shares” shall have the meaning set forth in Section 1.1(d)(i) hereof.

“Total Note Conversion Shares” shall have the meaning set forth in Section 1.1(b)(i) hereto.

“Tranche Shares” shall mean, as of the relevant time of reference thereto, those shares of Series D Preferred Stock sold by the Company, and purchased by Purchasers, prior to such time pursuant to Section 1.1(b), Section 1.1(c) and/or Section 1.1(d) hereof, as applicable.

“Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Management Rights Letter, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

“TVM LSV VI GmbH” means TVM Life Science Ventures VI GmbH & Co. KG.

“TVM LSV VI LP” means TVM Life Science Ventures VI, L.P.

“Updated Disclosure Schedule” shall have the meaning set forth in Section 1.3 hereof.

“Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the Initial Tranche Closing, in the form of Exhibit G attached to this Agreement.

1.8.                            Conversion Price Adjustment.  The parties acknowledge that, in the event that Shares are issued and sold pursuant to Section 1.1(c) or Section 1.1(d) hereof, the Conversion Price (as defined in the Restated Certificate) applicable to each of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (but not Series D Preferred Stock) shall adjust in accordance with the provisions of Section 4.4.4 of Division C of Article Fourth of the Restated Certificate.

2.                                      Individual Purchase Rights of each Purchaser.

2.1.                            Exercise of Individual Purchase Rights.

(a)                                 Second Tranche Individual Purchase Right.

(i)                                     Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(a)), each Purchaser shall have the right under this Section 2.1(a) to purchase from the Company all (but not less than all) of the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Second Tranche Shares” on Exhibit A (such number of shares of Series D Preferred Stock subject to such Purchaser’s rights under this Section 2.1(a) being hereinafter referred to, subject to the provisions of Section 2.1(a)(iii) below, as such Purchaser’s “Second Tranche Individual Purchase Shares”), at a purchase price per share equal to the Series D Price.  The right of each Purchaser to purchase such Purchaser’s Second Tranche Individual Purchase Shares pursuant to this Section 2.1(a) shall be referred to in this Agreement as such Purchaser’s “Second Tranche Individual Purchase Right.”  Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(a)), each Purchaser may exercise such Purchaser’s Second Tranche Individual Purchase Right by delivering a written notice of exercise to the Company (a “Second Tranche Individual Purchase Exercise Notice”) setting forth a proposed date for the closing of such Purchaser’s Second Tranche Individual Purchase Right (such closing being referred to in this Agreement as a “Section 2.1(a) Closing”) that is consistent with the applicable requirements of Section 2.1(a)(ii) below.  If a Purchaser delivers to the Company a Second Tranche Individual Purchase Exercise Notice in accordance with the provisions of this Section 2.1(a)(i) and Section 2.1(a)(ii) below, then, subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(a)), at the applicable Section 2.1(a) Closing, the Company shall issue and sell to such Purchaser, and such Purchaser shall purchase from the Company, all (but not less than all) of such Purchaser’s Second Tranche Individual Purchase Shares, at a purchase price per share equal to the Series D Price.

(ii)                                  Notwithstanding anything express or implied in the foregoing provisions of this Section 2.1(a) to the contrary:  (A) no Purchaser shall send the Second Tranche Individual Purchase Exercise Notice at any time during the Restricted Period; (B) the sale and purchase of any Purchaser’s Second Tranche Individual Purchase Shares

pursuant to this Section 2.1(a) shall not be consummated at any time during the Restricted Period; and (C) in the event that the sale and purchase of a Purchaser’s Second Tranche Individual Purchase Shares pursuant to this Section 2.1(a) is to be consummated at any time within thirty (30) days prior to the consummation of a Deemed Liquidation Event or at any time after the closing of the IPO, such Purchaser shall have the right to make a Net Issue Election pursuant to which such Purchaser shall be issued pursuant to this Section 2.1(a), at the applicable Section 2.1(a) Closing, a smaller number of such Purchaser’s Second Tranche Individual Purchase Shares determined in accordance with such Net Issue Election and without having to make payment to the Company of any cash purchase price in connection with such smaller number of such Purchaser’s Second Tranche Individual Purchase Shares, in lieu of purchasing and paying the purchase price for the full number of such Purchaser’s Second Tranche Individual Purchase Shares that such Purchaser would otherwise purchase and pay for pursuant to this Section 2.1(a).

(iii)          In the event that (1) the Company consummates the IPO, (2) the sale and purchase of a Purchaser’s Second Tranche Individual Purchase Shares has not been consummated pursuant to this Section 2.1(a) prior to the closing of the IPO and (3) the rights and obligations of the Company and such Purchaser to consummate the sale and purchase of such Purchaser’s Second Tranche Individual Purchase Shares pursuant to this Section 2.1(a) have not terminated in accordance with Section 2.1(a)(iv) prior to the closing of the IPO, then upon the exercise by such Purchaser of such Purchaser’s Second Tranche Individual Purchase Right by sending such Purchaser’s Second Tranche Individual Purchase Notice in accordance with the provisions of this Section 2.1(a) at any time from and after the closing of the IPO, the Company shall issue and sell to such Purchaser, and such Purchaser shall purchase from the Company, in lieu of the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Second Tranche Shares” on Exhibit A, all (but not less than all) of that number of whole shares of Common Stock that is equal to (A) the quotient (rounded down to the nearest whole number) obtained by dividing (x) the total purchase price that such Purchaser would have been required to pay to the Company for the purchase pursuant to Section 2.1(a)(i) above of such number of shares of Series D Preferred Stock, by (y) the price per share at which the Company sold Common Stock to the public in the IPO, less (B)  the number of shares of Common Stock, if any, that are offered to such Purchaser for purchase in the IPO by the Company or the underwriters in connection with the IPO and that such Purchaser could have purchased in the IPO at the time of the closing of the IPO (regardless of whether or not such Purchaser actually purchases in the IPO such number of shares of Common Stock so offered and made available for purchase by such Purchaser at the time of the closing of the IPO); provided, however, that in no event shall such number of shares of Common Stock subject to purchase and sale pursuant to this Section 2.1(a)(iii) be less than zero.  The purchase price per share payable by such Purchaser to the Company for any shares of Common Stock sold and purchased pursuant to this Section 2.1(a)(iii) shall be the lower of (I) the Conversion Price (as defined in the Restated Certificate) per share of the Series D Preferred Stock immediately prior to the IPO and (II) the price per share at which the Company sold Common Stock to the public in the IPO.  Upon request by a Purchaser, the Company shall request from the underwriter or underwriters of the IPO written confirmation as to (x) the number of shares of Common Stock offered in connection with the IPO that such Purchaser could have purchased at the time of the closing of the IPO and (y) the number of shares of Common Stock that such Purchaser purchased in the IPO or entered into a legally binding agreement to purchase at the time of the closing of the IPO.  The Company shall provide to such Purchaser a copy of such written confirmation received from the underwriter or underwriters of the IPO.  From and after the closing of the IPO, any reference in this Agreement (including, without limitation, this Section 2.1(a)) to any Purchaser’s Second Tranche Individual Purchase Shares shall be a reference to the shares of Common Stock, if any, that the Company is required to issue and sell to such Purchaser, and such Purchaser is entitled to purchase from the Company, pursuant to this Section 2.1(a)(iii) upon the exercise by such Purchaser of such Purchaser’s Second Tranche Individual Purchase Right in accordance with the provisions of this Section 2.1(a), and such Purchaser’s Second Tranche Individual Purchase Shares shall no longer be a reference to the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Second Tranche Shares” on Exhibit A that the Company was required to issue and sell to such Purchaser, and such Purchaser had the right to purchase from the Company, pursuant to Section 2.1(a)(i) prior to the closing of the IPO.

(iv)                              The rights and obligations of the Company and each Purchaser to consummate the sale and purchase of such Purchaser’s Second Tranche Individual Purchase Shares pursuant to this Section 2.1(a) shall automatically terminate on the earlier of (1) the date of the Second Tranche Closing (if any), (2) the date of the Third Tranche Closing (if any), (3) the closing of the IPO if there are no shares of Common Stock that the Company is required to issue and sell to such Purchaser, and such Purchaser is entitled to purchase from the Company, pursuant to, and in accordance with, Section 2.1(a)(iii) hereof upon the exercise by such Purchaser of such Purchaser’s Second Tranche Individual Purchase Right at any time from and after the closing of the IPO, (4) the tenth (10th) anniversary of the Initial Tranche Closing and (5) the consummation of a Deemed Liquidation Event.  In addition, if a Purchaser is in material breach of any representation, warranty, covenant or provision under this Agreement that is applicable to such Purchaser (which material breach remains uncured for at least thirty (30) days after written notice thereof), then the obligation of the Company to consummate the sale of such Purchaser’s Second Tranche Individual Purchase Shares to such Purchaser pursuant to this Section 2.1(a), and the right of such Purchaser to consummate the purchase of such Purchaser’s Second Tranche Individual Purchase Shares from the Company pursuant to this Section 2.1(a), may be terminated by the Company by giving written notice of termination to such Purchaser.  Any termination pursuant to this Section 2.1(a)(iv) of the rights and/or obligations of the Company and/or any Purchaser to consummate the sale and purchase of such Purchaser’s Second Tranche Individual Purchase Shares pursuant to this Section 2.1(a) shall not relieve or release any party to this Agreement from any material breach by such party of any representation, warranty, covenant or provision under this Agreement that is applicable to such party if and to the extent that such material breach occurred prior to such termination.

(b)                                 Third Tranche Individual Purchase Right.

(i)                                     Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(b)), each Purchaser shall have the right under this Section 2.1(b) to purchase from the Company all (but not less than all) of the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Third Tranche Shares” on Exhibit A (such number of shares of Series D Preferred Stock subject to such Purchaser’s rights under this Section 2.1(b) being hereinafter referred to, subject to the provisions of Section 2.1(b)(iii) below, as such

Purchaser’s “Third Tranche Individual Purchase Shares”), at a purchase price per share equal to the Series D Price.  The right of each Purchaser to purchase such Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) shall be referred to in this Agreement as such Purchaser’s “Third Tranche Individual Purchase Right.”  Subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(b)), each Purchaser may exercise such Purchaser’s Third Tranche Individual Purchase Right by delivering a written notice of exercise to the Company (a “Third Tranche Individual Purchase Exercise Notice”) setting forth a proposed date for the closing of such Purchaser’s Third Tranche Individual Purchase Right (such closing being referred to in this Agreement as a “Section 2.1(b) Closing”) that is consistent with the applicable requirements of Section 2.1(b)(ii) below.  If a Purchaser delivers to the Company a Third Tranche Individual Purchase Exercise Notice in accordance with the provisions of this Section 2.1(b)(i) and Section 2.1(b)(ii) below, then, subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth below in this Section 2.1(b)), at the applicable Section 2.1(b) Closing, the Company shall issue and sell to such Purchaser, and such Purchaser shall purchase from the Company, all (but not less than all) of such Purchaser’s Third Tranche Individual Purchase Shares, at a purchase price per share equal to the Series D Price.  Notwithstanding anything express or implied in this Agreement to the contrary (including, without limitation, any of the foregoing provisions of this Section 2.1(b)(i)), if a Purchaser has not exercised such Purchaser’s Second Tranche Individual Purchase Right and consummated the sale and purchase of all of such Purchaser’s Second Tranche Individual Purchase Shares pursuant to Section 2.1(a) hereof and if such Purchaser’s Second Tranche Individual Purchaser Right has not terminated pursuant to, and in accordance with, the provisions of Section 2.1(a)(iv) hereof, then, simultaneously with such Purchaser’s exercise of such Purchaser’s Third Tranche Individual Purchase Right and the consummation of the sale and purchase of all of such Purchaser’s Third Tranche Individual Purchase Shares pursuant to, and in accordance with, this Section 2.1(b), such Purchaser shall be obligated to exercise such Purchaser’s Second Tranche Individual Purchase Right and to consummate the sale and purchase of all of such Purchaser’s Second Tranche Individual Purchase Shares pursuant to, and in accordance with, the provisions of Section 2.1(a) hereof.

(ii)                                  Notwithstanding anything express or implied in the foregoing provisions of this Section 2.1(b) to the contrary:  (A) no Purchaser shall send the Third Tranche Individual Purchase Exercise Notice at any time during the Restricted Period; (B) the sale and purchase of any Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) shall not be consummated at any time during the Restricted Period; and (C) in the event that the sale and purchase of a Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) is to be consummated at any time within thirty (30) days prior to the consummation of a Deemed Liquidation Event or at any time after the closing of the IPO, such Purchaser shall have the right to make a Net Issue Election pursuant to which such Purchaser shall be issued pursuant to this Section 2.1(b), at the applicable Section 2.1(b) Closing, a smaller number of such Purchaser’s Third Tranche Individual Purchase Shares determined in accordance with such Net Issue Election and without having to make payment to the Company of any cash purchase price in connection with such smaller number of such Purchaser’s Third Tranche Individual Purchase Shares, in lieu of purchasing and paying the purchase price for the full number of such Purchaser’s Third Tranche Individual Purchase Shares that such Purchaser would otherwise purchase and pay for pursuant to this Section 2.1(b).

(iii)                               In the event that (1) the Company consummates the IPO, (2) the sale and purchase of a Purchaser’s Third Tranche Individual Purchase Shares has not been consummated pursuant to this Section 2.1(b) prior to the closing of the IPO and (3) the rights and obligations of the Company and such Purchaser to consummate the sale and purchase of such Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) have not terminated in accordance with Section 2.1(b)(iv) prior to the closing of the IPO, then upon the exercise by such Purchaser of such Purchaser’s Third Tranche Individual Purchase Right by sending such Purchaser’s Third Tranche Individual Purchase Notice in accordance with the provisions of this Section 2.1(b) at any time from and after the closing of the IPO, the Company shall issue and sell to such Purchaser, and such Purchaser shall purchase from the Company, in lieu of the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Third Tranche Shares” on Exhibit A, all (but not less than all) of that number of whole shares of Common Stock that is equal to (A) the quotient (rounded down to the nearest whole number) obtained by dividing (x) the total purchase price that such Purchaser would have been required to pay to the Company for the purchase pursuant to Section 2.1(b)(i) above of such number of shares of Series D Preferred Stock, by (y) the price per share at which the Company sold Common Stock to the public in the IPO, less (B)  the number of shares of Common Stock, if any, that are offered to such Purchaser for purchase in the IPO by the Company or the underwriters in connection with the IPO and that such Purchaser could have purchased in the IPO at the time of the closing of the IPO (regardless of whether or not such Purchaser actually purchases in the IPO such number of shares of Common Stock so offered and made available for purchase by such Purchaser at the time of the closing of the IPO); provided, however, that (i) the reduction or deduction pursuant to the foregoing clause (B) shall be implemented only to the extent that the shares of Common Stock referred to in such clause (B) have not been taken into account to effect a reduction or deduction pursuant clause (B) of Section 2.1(a)(iii) hereof and (ii) in no event shall the number of shares of Common Stock subject to purchase and sale pursuant to this Section 2.1(b)(iii) be less than zero.  The purchase price per share payable by such Purchaser to the Company for any shares of Common Stock sold and purchased pursuant to this Section 2.1(b)(iii) shall be the lower of (I) the Conversion Price (as defined in the Restated Certificate) per share of the Series D Preferred Stock immediately prior to the IPO and (II) the price per share at which the Company sold Common Stock to the public in the IPO.  Upon request by a Purchaser, the Company shall request from the underwriter or underwriters of the IPO written confirmation as to (x) the number of shares of Common Stock offered in connection with the IPO that such Purchaser could have purchased at the time of the closing of the IPO and (y) the number of shares of Common Stock that such Purchaser purchased in the IPO or entered into a legally binding agreement to purchase at the time of the closing of the IPO.  The Company shall provide to such Purchaser a copy of such written confirmation received from the underwriter or underwriters of the IPO.  From and after the closing of the IPO, any reference in this Agreement (including, without limitation, this Section 2.1(b)) to any Purchaser’s Third Tranche Individual Purchase Shares shall be a reference to the shares of Common Stock, if any, that the Company is required to issue and sell to such Purchaser, and such Purchaser is entitled to purchase from the Company, pursuant to this Section 2.1(b)(iii) upon the exercise by such Purchaser of such Purchaser’s Third Tranche Individual Purchase Right in accordance with the provisions of this Section 2.1(b), and such Purchaser’s Third Tranche Individual Shares shall no longer be a reference to the number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name under the heading “Third Tranche

Shares” on Exhibit A that the Company was required to issue and sell to such Purchaser, and such Purchaser had the right to purchase from the Company, pursuant to Section 2.1(b)(i) prior to the closing of the IPO.

(iv)                              The rights and obligations of the Company and each Purchaser to consummate the sale and purchase of such Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) shall automatically terminate on the earlier of (1) the date of the Third Tranche Closing (if any), (2) the closing of the IPO if there are no shares of Common Stock that the Company is required to issue and sell to such Purchaser, and such Purchaser is entitled to purchase from the Company, pursuant to, and in accordance with, Section 2.1(b)(iii) hereof upon the exercise by such Purchaser of such Purchaser’s Third Tranche Individual Purchase Right at any time from and after the closing of the IPO, (3) the tenth (10th) anniversary of the Initial Tranche Closing and (4) the consummation of a Deemed Liquidation Event.  In addition, if a Purchaser is in material breach of any representation, warranty, covenant or provision under this Agreement that is applicable to such Purchaser (which material breach remains uncured for at least thirty (30) days after written notice thereof), then the obligation of the Company to consummate the sale of such Purchaser’s Third Tranche Individual Purchase Shares to such Purchaser pursuant to this Section 2.1(b), and the right of such Purchaser to consummate the purchase of such Purchaser’s Third Tranche Individual Purchase Shares from the Company pursuant to this Section 2.1(b), may be terminated by the Company by giving written notice of termination to such Purchaser.  Any termination pursuant to this Section 2.1(b)(iv) of the rights and/or obligations of the Company and/or any Purchaser to consummate the sale and purchase of such Purchaser’s Third Tranche Individual Purchase Shares pursuant to this Section 2.1(b) shall not relieve or release any party to this Agreement from any material breach by such party of any representation, warranty, covenant or provision under this Agreement that is applicable to such party if and to the extent that such material breach occurred prior to such termination.

2.2.                            Closings; Delivery.

(a)                                 Second Tranche Individual Purchase Right Closings.

(i)                                     The closing of the purchase and sale of a Purchaser’s Second Tranche Individual Purchase Shares pursuant to Section 2.1(a) hereof shall take place remotely via the exchange of documents and signatures on either the date specified in such Purchaser’s Second Tranche Individual Purchase Exercise Notice delivered pursuant to Section 2.1(a)(i) hereof, which date specified must be consistent with the applicable requirements of Section 2.1(a)(ii), or on such other date as the Company and such Purchaser mutually agree (such closing, a “Section 2.1(a) Closing”).

(ii)                                  At each Section 2.1(a) Closing, the Company shall deliver to the Purchaser participating in such Section 2.1(a) Closing a certificate representing such Purchaser’s Second Tranche Individual Purchase Shares, against either (1) payment by such Purchaser of the purchase price for such Purchaser’s Second Tranche Individual Purchase Shares by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods or (2) delivery by such Purchaser of a Net Issue Election Form that has been properly completed and duly executed by such Purchaser if such Purchaser is entitled to make a Net Issue Election pursuant to Section 2.1(a)(ii) in connection with the purchase of such Purchaser’s Second Tranche Individual Purchase Shares at such Section 2.1(a) Closing.

(b)                                 Third Tranche Individual Purchase Right Closings.

(i)                                     The closing of the purchase and sale of a Purchaser’s Third Tranche Individual Purchase Shares pursuant to Section 2.1(b) hereof shall take place remotely via the exchange of documents and signatures on either the date specified in such Purchaser’s Third Tranche Individual Purchase Exercise Notice delivered pursuant to Section 2.1(b)(i) hereof, which date specified must be consistent with the applicable requirements of Section 2.1(b)(ii), or on such other date as the Company and such Purchaser mutually agree (such closing, a “Section 2.1(b) Closing”).

(ii)                                  At each Section 2.1(b) Closing, the Company shall deliver to the Purchaser participating in such Section 2.1(b) Closing a certificate representing such Purchaser’s Third Tranche Individual Purchase Shares, against either (1) payment by such Purchaser of the purchase price for such Purchaser’s Third Tranche Individual Purchase Shares by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods or (2) delivery by such Purchaser of a Net Issue Election Form that has been properly completed and duly executed by such Purchaser if such Purchaser is entitled to make a Net Issue Election pursuant to Section 2.1(b)(ii) in connection with the purchase of such Purchaser’s Third Tranche Individual Purchase Shares at such Section 2.1(b) Closing.

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (as updated by the Updated Disclosure Schedule pursuant to Section 1.3), which exceptions shall be deemed to be a part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the hereof and as of the applicable Closing (unless the particular statement speaks expressly as of another date, in which case as of such other date).

The Disclosure Schedule (including each update thereto) shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.  For purposes of these representations and warranties (other than those in Sections 3.2, 3.3, 3.4, 3.5 and 3.6), the term “the Company” shall include any subsidiaries of the Company unless otherwise noted herein:

3.1.                            Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in the State of Missouri, Commonwealth of

Massachusetts and in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2.                            Capitalization.

(a)                                 (i) Immediately prior to the Initial Tranche Closing after giving effect to the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the authorized capital of the Company consists of:  (i) 205,926,290 shares of Common Stock, of which 3,833,606 shares are issued and outstanding, (ii) 158,642,302 shares of Preferred Stock, of which (A) 22,638,465 shares are designated Series A Preferred Stock and are issued and outstanding, (B) 10,909,091 shares are designated Series A-1 Preferred Stock and are issued and outstanding, (C) 20,754,461 shares are designated as Series B Preferred Stock and are issued and outstanding, (D) 17,550,758 shares are designated as Series C Preferred Stock, of which 13,202,932 shares are issued and outstanding and (E) 86,789,527 shares are designated as Series D Preferred Stock, none of which are issued and outstanding.  At the time of the Closing, (i) all of the outstanding shares of Common Stock and Preferred Stock will have been duly authorized, will be fully paid and nonassessable and will have been issued in compliance with all applicable federal and state securities laws; (ii) the Company will hold no shares of Common Stock or Preferred Stock in its treasury; and (iii) the rights, privileges and preferences of the Preferred Stock will be as stated in the Restated Certificate and as provided by the General Corporation Law of the State of Delaware.

(b)                                 As of immediately prior to the Initial Tranche Closing, The Company has reserved 18,222,157 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2006 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (as amended and in effect from time to time, the “Stock Plan”).  Of such reserved shares, options to purchase 9,607,120 shares are currently outstanding, 221,676 shares have been issued upon exercise and 8,393,361 shares remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.  The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)                                  Section 3.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately prior to the Initial Tranche Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, if any, vesting schedule and repurchase price; (ii) issued stock options, if any; (iii) stock options, if any, not yet issued but reserved for issuance, including vesting schedule and exercise price; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 5 of the Investors’ Rights Agreement, and (C) the securities and rights described in Sections 3.2(a) and 3.2(b) of this Agreement and Section 3.2(c) of the Disclosure Schedule, there are no outstanding options, warrants (other than warrants to purchase Common Stock, issued pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of August 2, 2011, by and among the Company and the investors named therein, as amended), rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.  Outstanding shares of the Company’s Common Stock and shares of the Company’s Common Stock underlying outstanding options that, in each case, are held by holders that hold 1% or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted), if any, are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the IPO.

(d)                                 None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.  No stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Code.  Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

3.3.                            Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4.                            Authorization.  All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares pursuant to this Agreement and the Common Stock issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement, has been taken or will be taken prior to the Initial Tranche Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements and the issuance and delivery of the Shares has been taken or will be taken prior to the Initial Tranche Closing.  The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.5.                            Valid Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in Section 4 of this Agreement and subject to the filings described in Section 3.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 4 of this Agreement, and subject to Section 3.6 below, the Common Stock issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement will be issued in compliance with all applicable federal and state securities laws.

3.6.                            Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.7.                            Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company, or to the Company’s knowledge, any officer, director, consultant or Key Employee of the Company or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would have a Material Adverse Effect on the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.8.                            Intellectual Property.

(a)                                 The Company owns or possesses sufficient legal rights to all Company Intellectual Property without, to the Company’s knowledge, any conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any Intellectual Property Rights of any other party, except as indicated in Section 3.8.5 of the Disclosure Schedule.

(b)                                 Other than the inventions made by F. Nicholas Franano that are the subject of the JHU Assignment Documents identified in Section 3.8.9 of the Disclosure Schedule, and subject to Section 3.8.10 of the Disclosure Schedule, the Company has not developed or invented any Company Intellectual Property using any government funding or third party grant funding

(c)                                  Other than with respect to (i) commercially available software products under standard end-user object code license agreements, (ii) the agreement between Johns Hopkins University and Nicholas Franano, dated February 4, 2002, which agreement subsequently was assigned by Franano to Company, and (iii) U. S. government rights pursuant to the Bayh-Dole Act, and subject to Sections 3.8.7, 3.8.9(a) and 3.8.9(d) of the Disclosure Schedule, there are no outstanding options, licenses, agreements, claims, encumbrances of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other Person.  In addition, there are no shared ownership interests of any kind relating to the Company Intellectual Property identified in Sections 3.8.1 through 3.8.4 of the Disclosure Schedule.

(d)                                 The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property Rights of any other Person.

(e)                                  The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(f)                                   To the Company’s knowledge, the Company’s business as presently conducted, or as is currently planned to be conducted, does not and will not use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company other than the inventions made by F. Nicholas Franano that are the subject of the JHU Assignment Documents as set forth in Section 3.8.9 of the Disclosure Schedule.  Each Key Employee has assigned to the Company all patents, patent applications, and other Intellectual Property Rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.  Each employee and consultant has assigned to the Company all patents, patent applications, and other Intellectual Property Rights he or she owns that were developed by such person within the scope of his/her employment.

(g)                                  Sections 3.8.1 through 3.8.4 of the Disclosure Schedule list all registered Intellectual Property owned by the Company; the Company is the sole owner of such registered Intellectual Property; except as indicated in Section 3.8.1 of the Disclosure Schedule all necessary registration, maintenance, annuity and renewal fees currently due in connection with such registered Intellectual Property have been paid and all necessary documents and certificates in connection with such registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual

Property; and each patent application included in such registered Intellectual Property that has issued as a patent or is currently pending has been prosecuted in accordance with applicable law.

(h)                                 The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

(i)                                     For purposes of this Section 3.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right for the purposes of willful infringement as determined by reference to United States patent laws.

3.9.                            Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company (other than any lien, charge, or encumbrance contemplated or created by the terms of the Option Agreement) or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.10.                     Agreements; Actions.

(a)                                 Except for the Transaction Agreements or the Option Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 per annum, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)                                 The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 per annum or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (b) and (c) of this Section 3.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)                                  The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d)                                 Novartis’ option to acquire the Company, granted to Novartis under the Option Agreement and that certain Agreement and Plan of Merger, dated as of February 27, 2009, by and among the Company and Novartis, Novartis PR Sub, Inc. and the Stockholders’ Representative referenced therein, terminated on August 3, 2013, and the Company has provided Ropes & Gray LLP with all correspondence in the Company’s possession regarding the termination thereof.  The transactions contemplated by the Transaction Agreements do not constitute an Acquisition Proposal as defined under and for purposes of the Option Agreement.

3.11.                     Certain Transactions.

(a)                                 Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants, or Key Employees, or any Affiliate thereof.

(b)                                 The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or, (ii) to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company.  None of the Company’s Key Employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with the Company.  None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

3.12.                     Rights of Registration and Voting Rights.  Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.13.                     Absence of Liens.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for any encumbrances contemplated or created by the terms of the Option Agreement and except for any statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

3.14.                     Financial Statements.  The Company has delivered to each Purchaser the Company’s audited financial statements as of December 31, 2012 and for the fiscal year then ended and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2013 and for the fiscal year then ended and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2014 (the “Balance Sheet Date”) and for the three-month period then ended (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments and the omitted footnote disclosures.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) liabilities and obligations under contracts and commitments incurred in the ordinary course of business and of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.15.                     Changes.  Since the Balance Sheet Date there has not been:

(a)                                 any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)                                 any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)                                  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)                                  any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)                                   any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)                                  any resignation or termination of employment of any officer or Key Employee of the Company, or of a consultant of the Company that would have a Material Adverse Effect;

(h)                                 any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets and except for any encumbrances contemplated or created by the terms of the Option Agreement;

(i)                                     any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                                    any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)                                 any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)                                     receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)                             to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally,  that could reasonably be expected to result in a Material Adverse Effect; or

(n)                                 any arrangement or commitment by the Company to do any of the things described in this Section 3.15.

3.16.                     Employee Matters.

(a)                                 The Company has provided to the Major Investors a written description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $100,000 for the fiscal year ended December 31, 2013 or is anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2014.

(b)                                 To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)                                  The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants, or independent contractors.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d)                                 To the Company’s knowledge, no Key Employee or consultants of the Company intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee or consultant, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each employee of the Company is terminable at the will of the Company.  Except as set forth in Section 3.16(d) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)                                  The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(f)                                   Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g)                                  Section 3.16(g) of the Disclosure Schedule lists each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA,  and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h)                                 The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i)                                     To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

3.17.                     Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.18.                     Insurance.  The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

3.19.                     Confidential Information and Invention Assignment Agreements.

(a)                                 Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information in the form or forms delivered to the Major Investors (the “Employee/Consulting Agreements”).  Except as set forth in Section 3.19(a) of the Disclosure Schedule, no current or former Key Employee or consultant of the Company has excluded works or inventions from his or her assignment of inventions pursuant to such person’s Employee/Consulting Agreement.  The Company is not aware that any of its Key Employees or consultants is in violation thereof.

(b)                                 Each Key Employee has entered into non-competition and non-solicitation covenants as set forth in the Employee/Consulting Agreements.

3.20.                     Permits.  The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority (each a “Permit”) necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such Permits.

3.21.                     Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form provided to the Purchasers.  The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.22.                     Real Property Holding Corporation.  The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder.  The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

3.23.                     Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect: (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 3.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.24.                     No General Solicitation.  Neither the Company, nor any of is officers, directors, employees, agents, managers, stockholders or other equity holders has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.25.                     Disclosure.  The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares.  No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closings contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.26.                     Regulatory Compliance.

(a)                                 The Company, and to the Company’s knowledge, the Company’s agents, are in material compliance with all statutes, rules and regulations of the Federal Food and Drug Administration (the “FDA”) with respect to the evaluation, testing, manufacturing, and distribution of each of the Company s products, in whatever stage of development, to the extent that the same are applicable to the Company’s business as it is currently conducted and proposed to be conducted, including, but not limited to, those relating to investigational use, current “Good Manufacturing Practices,” current “Good Laboratory Practice,” current “Good Clinical Practice,” labeling, record keeping, reporting of adverse events and filing of reports.

(b)                                 Section 3.26(b) of the Disclosure Schedule sets forth a true, complete and accurate list of the material products that are currently being developed, tested, manufactured, distributed or licensed in or out by the Company as of the date of this Agreement.

(c)                                  Section 3.26(c) of the Disclosure Schedule sets forth a true, complete and accurate list of each of the Company s pending and approved Investigational New Drug Applications (“INDs”) and similar state and foreign regulatory filings as of the date of this Agreement.  As to each drug for which such an IND application has become effective, and to the extent applicable, the Company is in substantial compliance with 21 U.S.C. § 355 or 21 C.F.R. Parts 312 and 600, respectively, and similar state and foreign laws and regulations and all terms and conditions of such applications.

(d)                                 Neither the Company nor, to the Company’s knowledge, any of its officers, employees or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or other governmental entity, failed to disclose a material fact required to be disclosed to the FDA or other governmental entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.  Neither the Company nor any of its officers, employees or agents has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar state or foreign law or regulation or for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar state or foreign law or regulation.

3.27.                     Studies.

(a)                                 The clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures.  The Company has operated within, and currently is in material compliance with, all applicable rules, regulations and policies of the FDA for such studies.  The Company has not received any notices or other correspondence from the FDA or any other governmental entity requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other studies or tests.

4.                                      Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

4.1.                            Authorization.  The Purchaser has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements to which such Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

4.2.                            Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.  The Purchaser has not been formed for the specific purpose of acquiring the Shares.

4.3.                            Disclosure of Information.  The Purchaser has had an opportunity to: (a) discuss with the Company’s management the Company’s business, management and financial affairs, the terms and conditions of the offering of the Shares; and (b) review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.4.                            Restricted Securities.  The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except if and to the extent set forth in the Investors’ Rights Agreement.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5.                            No Public Market.  The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

4.6.                            Legends.  The Purchaser understands that the Shares may bear one or all of the following legends:

(a)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)                                 Any legend set forth in, or required by, any of the other Transaction Agreements.

(c)                                  Any legend required by the securities laws of any state to the extent such laws are applicable.

4.7.                            Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.8.                            Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  Such Purchaser’s subscription and payment for and/or continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4.9.                            No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement, in connection with the offer and sale of the Shares.

4.10.                     Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

4.11.                     Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified is the address or addresses of the Purchaser set forth on Exhibit A.

5.                                      Closing Conditions

5.1.                            Conditions to the Purchasers’ Obligations at Initial Tranche Closing.  The obligations of each Purchaser to purchase Shares at the Initial Tranche Closing are subject to the fulfillment, on or before the Initial Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Section 3, as modified by the Updated Disclosure Schedule delivered at the Initial Tranche Closing, shall be true and correct as of the Initial Tranche Closing except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date).

(b)                                 Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Initial Tranche Closing.

(c)                                  Compliance Certificate.  The President of the Company shall have delivered to the Purchasers at the Initial Tranche Closing a certificate certifying that the conditions specified in Sections 5.1(a) and 5.1(b) have been fulfilled.

(d)                                 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at the Initial Tranche Closing shall be obtained and effective as of the Initial Tranche Closing.

(e)                                  Opinion of Company Counsel.  The Purchasers shall have received from Bingham McCutchen LLP, counsel for the Company, an opinion, dated as of the Initial Tranche Closing, in substantially the form of Exhibit H-1 attached to this Agreement.

(f)                                   Board of Directors.  As of the Initial Tranche Closing, the Company’s Board of Directors shall be comprised of Todd Foley, Hubert Birner, John G. Freund, Brendan O’Leary, Timothy Noyes, F. Nicholas Franano, Greg Phelps, Tim Haines and Dmitry Kobyzev.  In addition, as of the Initial Tranche Closing, the Company’s Board of Directors shall have an Audit Committee comprised of Brendan O’Leary, Hubert Birner, Todd Foley and Dmitry Kobyzev, a Compensation Committee comprised of Brendan O’Leary, Hubert Birner, Greg Phelps and Tim Haines, a Nominating and Governance Committee comprised of Hubert Birner, Todd Foley, Tim Haines and Dmitry Kobyzev and no other committees.

(g)                                  Investors’ Rights Agreement.  The Company, each other Purchaser and any other stockholder of the Company that is required to sign the Investors’ Rights Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Investors’ Rights Agreement.

(h)                                 Right of First Refusal and Co-Sale Agreement.  The Company, each other Purchaser that is a Major Investor, and any other stockholder of the Company that is required to sign the Right of First Refusal and Co-Sale Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

(i)                                     Voting Agreement.  The Company, each other Purchaser, and any other stockholder of the Company that is required to sign the Voting Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Voting Agreement.

(j)                                    Restated Certificate.  The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Tranche Closing.

(k)                                 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Tranche Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the

Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

(l)                                     Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Initial Tranche Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

(m)                             Management Rights.  A Management Rights Letter shall have been executed by the Company and delivered to each Major Investor that makes a request for such Management Rights Letter.

(n)                                 Delivery of Operating Budgets.  The Company shall have delivered to the Major Investors proposed operating budgets for the years 2014, 2015 and 2016 reasonably acceptable to the Major Investors (collectively, the “Proposed Budgets”).

(o)                                 Indemnification Agreements.  The Company shall have executed and delivered an Indemnification Agreement with each of Tim Haines and Dmitry Kobyzev in substantially the form of Exhibit J attached to this Agreement.

(p)                                 Minimum Aggregate Purchase Price at Initial Tranche Closing.  The aggregate purchase price of the Shares issued and sold at the Initial Tranche Closing shall be at least $22,500,000.

(q)                                 Increase in Shares Reserved under Stock Plan. The Stock Plan shall have been amended to reserve 18,222,157 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company.

(r)                                    No Material Adverse Effect.  There shall not have been any event or series of events that has caused a Material Adverse Effect.

5.2.                            Conditions to the Purchasers’ Obligations at Second Tranche Closing.  The obligations of each Purchaser to purchase Shares at the Second Tranche Closing, if any, are subject to the fulfillment, on or before the Second Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Section 3, as modified by the Updated Disclosure Schedule delivered at the Second Tranche Closing, shall be true and correct as of the Second Tranche Closing except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date).

(b)                                 Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Second Tranche Closing.

(c)                                  Compliance Certificate.  The President of the Company shall have delivered to the Purchasers at the Second Tranche Closing a certificate certifying that the conditions specified in Sections 5.2(a) and 5.2(b) have been fulfilled.

(d)                                 Opinion of Company Counsel.  The Purchasers shall have received from Bingham McCutchen LLP, counsel for the Company, an opinion, dated as of the Second Tranche Closing, in substantially the form of Exhibit H-2 attached to this Agreement.

(e)                                  No Material Adverse Effect.  There shall not have been any event or series of events that has caused a Material Adverse Effect.

(f)                                   Minimum Aggregate Purchase Price at Second Tranche Closing.  The aggregate purchase price of the Shares issued and sold at the Second Tranche Closing shall be at least $4,500,000.

5.3.                            Conditions to the Purchasers’ Obligations at Third Tranche Closing.  The obligations of each Purchaser to purchase Shares at the Third Tranche Closing, if any, are subject to the fulfillment, on or before the Third Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Section 3, as modified by the Updated Disclosure Schedule delivered at the Third Tranche Closing, shall be true and correct as of the Third Tranche Closing except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date).

(b)                                 Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Third Tranche Closing.

(c)                                  Compliance Certificate.  The President of the Company shall have delivered to the Purchasers at the Third Tranche Closing a certificate certifying that the conditions specified in Sections 5.3(a) and 5.3(b) have been fulfilled.

(d)                                 Opinion of Company Counsel.  The Purchasers shall have received from Bingham McCutchen LLP, counsel for the Company, an opinion, dated as of the Third Tranche Closing, in substantially the form of Exhibit H-3 attached to this Agreement.

(e)                                  No Material Adverse Effect.  There shall not have been any event or series of events that has caused a Material Adverse Effect.

(f)                                   Minimum Aggregate Purchase Price at Third Tranche Closing.  The aggregate purchase price of the Shares issued and sold at the Third Tranche Closing shall be at least $13,500,000.

5.4.                            Conditions to the Company’s Obligations at Initial Tranche Closing.  The obligations of the Company to sell Shares to the Purchasers at the Initial Tranche Closing are subject to the fulfillment, on or before the Initial Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct as of the Initial Tranche Closing.

(b)                                 Performance.  The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Initial Tranche Closing.

(c)                                  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at the Initial Tranche Closing shall be obtained and effective as of the Initial Tranche Closing.

(d)                                 Investors’ Rights Agreement.  Each Purchaser, as well as any other stockholder of the Company that is required to sign the Investors’ Rights Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Investors’ Rights Agreement.

(e)                                  Right of First Refusal and Co-Sale Agreement.  Each Purchaser who is a Major Investor, as well as any other stockholder of the Company that is required to sign the Right of First Refusal and Co-Sale Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

(f)                                   Voting Agreement.  Each Purchaser, as well as any other stockholder of the Company that is required to sign the Voting Agreement in order for it to be an effective and legally binding agreement on all parties thereto, shall have executed and delivered the Voting Agreement.

(g)                                  Increase in Shares Reserved under Stock Plan. The Stock Plan shall have been amended to reserve 18,222,157 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company.

5.5.                            Conditions to the Company’s Obligations at Second Tranche Closing.  The obligations of the Company to sell Shares at the Second Tranche Closing are subject to the fulfillment, on or before the Second Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct as of the Second Tranche Closing.

(b)                                 Performance.  The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Second Tranche Closing.

(c)                                  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at the Second Tranche Closing shall be obtained and effective as of the Second Tranche Closing.

5.6.                            Conditions to the Company’s Obligations at Third Tranche Closing.  The obligations of the Company to sell Shares at the Third Tranche Closing are subject to the fulfillment, on or before the Third Tranche Closing, of each of the following conditions, unless otherwise waived:

(a)                                 Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct as of the Third Tranche Closing.

(b)                                 Performance.  The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Third Tranche Closing.

(c)                                  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at the Third Tranche Closing shall be obtained and effective as of the Third Tranche Closing.

6.                                      Miscellaneous.

6.1.                            Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2.                            Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3.                            Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

6.4.                            Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.                            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6.                            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.  If notice is given to the Company, a copy shall also be sent to:

Julio E. Vega

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

e-mail:  julio.vega@bingham.com

fax:  617-951-8736

and if notice is given to the Purchasers, a copy shall also be given to:

Lowell A. Segal

Ropes & Gray LLP

1900 University Avenue, 6th Floor
East Palo Alto, CA 94303

e-mail:  Lowell.Segal@ropesgray.com

fax:  650-566-4244

6.7.                            No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each

Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8.                            Fees and Expenses.  At the Closing, the Company shall pay or reimburse Abingworth and Pharmstandard, collectively, for their reasonable expenses in connection with their due diligence investigation with respect to financial and tax matters performed by The Brenner Group, Inc., in an amount not to exceed $11,000, and the reasonable fees and expenses of Ropes & Gray LLP, special transaction legal counsel for Abingworth and Pharmstandard, in an amount not to exceed $79,000 in the aggregate, in connection with due diligence and the review and negotiation of the Transaction Agreements and the consummation of the transactions contemplated under the Transaction Agreements.

6.9.                            Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of sixty five percent (65%) of the then-outstanding Shares, except that any amendment, termination or waiver of any provision in Section 1.1(d)(ii) requiring approval or waiver by Purchasers that hold at least seventy-five percent (75%) of the Tranche Shares then issued and outstanding  must also be approved by Purchasers that hold at least seventy-five percent (75%) of the Tranche Shares then issued and outstanding; provided, however, that no amendment to this Agreement that increases or adds to a Purchaser’s obligations or commitments under this Agreement, shall be effective against such Purchaser without the prior written consent of such Purchaser; further provided that this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Purchaser without such Purchaser’s consent unless such amendment, modification, termination or waiver applies to all Purchasers in the same fashion.  Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchasers and each transferee of the Shares, and each future holder of any or all such securities, and the Company.

6.10.                     Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11.                     Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12.                     Entire Agreement.  This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly cancelled as of the Initial Tranche Closing.

6.13.                     Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party will bear its own costs in respect of any disputes arising under this Agreement.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.

6.14.                     No Commitment for Additional Financing.  The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein, subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that, subject to the terms and conditions set forth herein, (x) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (y) the Company shall not rely on any such statement by any Purchaser or its representatives and (z) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Subject to the terms and conditions set forth herein, each Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

6.15.                     Covenant Relating to Registration.  The Company shall use commercially reasonable efforts to file a registration statement on Form S-1 with the Securities and Exchange Commission with respect to a firm commitment underwritten initial public offering of the Company’s Common Stock and to cause such registration statement to become effective within eighteen (18) months after the Initial Tranche Closing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first written above.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy Noyes
Timothy Noyes
President and Chief Executive Officer

Address:
200 West Street
Waltham, MA 02451

Email:
Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK  PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Abingworth Bioventures VI, LP

By:
By:	[ILLEGIBLE]

By:

Title:	Partner

Address:	38 Jermyn Street

London SWIY 6DN

United Kingdom

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Pharmstandard International S.A.

By:	/s/ Eriks Martinovsky	/s/ Gerard Birchen

Title:	Director	Director

Address:		65 Boulevard Grande Duchesse Charlotte

L-1331 Luxembourg

Grand-Duchy of Luxembourg

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Special Situations International Master Fund, L.P.

By:	Deerfield Mgmt, L.P. General Partner
By:	J.E. Flynn Capital, LLC General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Special Situations Fund, L.P.

By:	Deerfield Mgmt, L.P. General Partner
By:	J.E. Flynn Capital, LLC General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Deerfield Private Design Fund III, L.P.

By:	Deerfield Mgmt III, L.P. General Partner
By:	J.E. Flynn Capital III, LLC General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

Address:	780 Third Avenue, 37th Floor

New York, NY 10017

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

TVM Life Science Ventures VI GmbH & Co. KG

/s/ Josef Moosholzer	/s/ Stefan Fischer

By:	Josef Moosholzer (and) Stefan Fischer

Title:	Authorized Officers

Address:	Ottostrasse 4, 80333 Munich

Germany

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

TVM Life Science Ventures VI LP
By:	its General Partner TVM Life Science Ventures VI (Cayman) Ltd.

/s/ Josef Moosholzer	/s/ Stefan Fischer

By:	Josef Moosholzer (and) Stefan Fischer

Title:	Authorized Officers

Address:	75, Arlington St. Suite 500,
Boston, MA 02116, U.S.A.

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Skyline Venture Partners Qualified Purchaser Fund IV, LP
By:	Skyline Venture Management IV, LLC, its General Partner

By:	/s/ John G. Freund

Title:	John G. Freund, Managing Director

Address:	525 University Ave., Suite 610

Palo Alto, CA 94301

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Prism Venture Partners V, LP
By:	Prism Investment Partners V, L.P. its General Partner

By:	Prism Venture Partners V, L.L.C. its General Partner

By:	/s/ Brendan O’Leary

Title:	Manging Director

Address:	75 Second Avenue, Suite 210

Needham, MA 02494

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Prism Venture Partners V-A, LP
By:	Prism Investment Partners V, L.P. its General Partner

By:	Prism Venture Partners V, L.L.C. its General Partner

By:	/s/ Brendan O’Leary

Title:	Managing Director

Address:	75 Second Avenue, Suite 210

Needham, MA 02494

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Intersouth Partners VI, L.P.
By:	Intersouth Associates VI, LLC its General Partners

By:	[ILLEGIBLE]

Title:	Partner

Address:	102 City Hall Plaza, Suite 200

Durham, NC 27701

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

MPM Bio IV NVS Strategic Fund, L.P.
By:	MPM Bioventures IV GP LLC its General Partner

By:	MPM Bioventures IV LLC, its General Partner

By:	/s/ Toddy Foley

Title:	Member

Address:	200 Clarendon Street, 54th Floor

Boston, MA 02116

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Vectis Healthcare & Life Sciences Fund II, L.P.
By:	Vectis II GP, LP
Its:	General Partner
By:	Vectis II GP, LLC
Its:	General Partner

By:	[ILLEGIBLE]

Title:	Authorized Person

Address:	84 State Street, Suite 320

Boston, MA 02109

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Devon Park Bioventures, L.P.
By:	Devon Park associates, L.P.
its General Partner

By:	/s/ Marc J. Ostro

Title:	General Partner

Address:	1400 Liberty Ridge Drive

Suite 103

Wayne, PA 19087

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

BVP VII Special Opportunity Fund, L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co., Ltd., its General Partner

By:	[ILLEGIBLE]

Title:	Director

Address:	c/o Bessemer Venture Partners

1865 Palmer Avenue, Suite 104

Larchmont, NY 10538

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Bessemer Venture Partners VII L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co., Ltd., its General Partner

By:	[ILLEGIBLE]

Title:	Director

Address:	c/o Bessemer Venture Partners

1865 Palmer Avenue, Suite 104

Larchmont, NY 10538

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Bessemer Venture Partners VII Institutional L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co., Ltd., its General Partner

By:	[ILLEGIBLE]

Title:	Director

Address:	c/o Bessemer Venture Partners

1865 Palmer Avenue, Suite 104

Larchmont, NY 10538

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Rockhill Partners, LLC

By:	/s/ James G. Clarke

Title:	Vice President

Address:	[ILLEGIBLE]

Kansas City, MO 64154

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Christena A. Gautreaux Trust u/t/a 3-8-04

By:	/s/ Christena Gautreauk

Title:	Trustee

Address:	200 W. 54th Street

Kansas City, MO 64112

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

DeMars Pension Consulting Services, Inc. Profit Sharing 401(k) Plan

By:	[ILLEGIBLE]

Title:	Trustee

Address:	Attn. Jim DeMars

8700 Indian Creek Parkway

Suite 185

Overland Park, KS 66210

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

William P. Whitaker Trustee u/t/a 3-1-1994

By:	/s/ William P. Whitaker

Title:	Trustee

Address:	9825 Overbrook Court

Leawood, KS 66206

Email:	[ILLEGIBLE]

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Patricia A. Heary Trust

By:	/s/ Patricia A. Heary

Title:

Address:	5735 Ward Parkway

Kansas City, MO 64113

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Sudarshan Hebbar Trust U.T.A., dated October 30, 2011

/s/ Sudarshan Hebbar

Title:	Sudarshan Hebbar, Trustee

Address:	4342 Rockhill Rd. #3

Kansas City, MO 64110

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Robert F. Eltonhead Trust

By:	/s/ Robert F. Eltonhead

Title:

Address:	57 Sugar Mill Drive

Osprey, FL 34229

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

PROTEON THERAPEUTICS, INC.

Series D Preferred Stock

Purchase Agreement

Purchaser Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is a “Purchaser” as defined in the Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, by and among Proteon Therapeutics, Inc. and the parties named therein (the “Purchase Agreement”), (ii) that he, she or it is a party to the Purchase Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 13th day of May, 2014.

Darcy A. Howe Trust

By:	/s/ Darcy A. Howe
Name:
Title:
Address:	434 W. 56th St.

Kanas City, MO 64113

Email:

Fax:

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT]

EXHIBITS

Exhibit A	Schedule of Purchasers

Exhibit B	Form of Fifth Amended and Restated Certificate of Incorporation

Exhibit C	Disclosure Schedule

Exhibit D	Form of Investors’ Rights Agreement

Exhibit E	Form of Management Rights Letter

Exhibit F	Form of Right of First Refusal and Co-Sale Agreement

Exhibit G	Form of Voting Agreement

Exhibit H-1	Form of Legal Opinion of Company Counsel Delivered at Initial Tranche Closing

Exhibit H-2	Form of Legal Opinion of Company Counsel Delivered at Second Tranche Closing

Exhibit H-3	Form of Legal Opinion of Company Counsel Delivered at Third Tranche Closing

Exhibit I	Net Issue Election Form

Exhibit J	Form of Indemnification Agreement

EXHIBIT A

Schedule of Purchasers

Investor	Note Conversion Shares	Convertible Notes Amount Owed ($)	Initial Tranche Shares	Initial Tranche Purchase Price ($)	Second Tranche Shares	Second Tranche Purchase Price ($)	Third Tranche Shares	Third Tranche Purchase Price ($)	Aggregate Shares	Aggregate Purchase Price ($)
Abingworth Bioventures VI, LP 38 Jermyn Street London SW1Y 6DN United Kingdom	0	0	16,044,081	9,444,444.55	3,208,816	1,888,888.80	9,626,448	5,666,666.38	28,879,345	16,999,999.73
Pharmstandard International S.A. 65, Boulevard Grande Duchesse Charlotte L-1331 Luxembourg Grand-Duchy of Luxembourg	0	0	8,493,925	4,999,999.92	1,698,785	999,999.99	5,096,355	2,999,999.95	15,289,065	8,999,999.86
Deerfield Private Design Fund III, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	0	0	6,134,501	3,611,110.83	1,226,900	722,222.05	3,680,701	2,166,666.73	11,042,102	6,499,999.61
Deerfield Special Situations Fund, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	0	0	1,311,840	772,222.49	262,368	154,444.50	787,104	463,333.50	2,361,312	1,390,000.49
Deerfield Special Situations International Master Fund, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	0	0	1,047,584	616,666.61	209,517	123,333.44	628,550	369,999.73	1,885,651	1,109,999.78
TVM Life Science Ventures VI GmbH & Co. KG c/o TVM Capital GmbH TVM Life Science Management GmbH Ottostrasse 4 (Palais am Lenbachplatz) 80333 Munich / Germany Attn:	2,081,969	918,981.32	1,645,854	968,841.84	329,171	193,768.49	987,512	581,304.87	5,044,506	2,662,896.52

Investor	Note Conversion Shares	Convertible Notes Amount Owed ($)	Initial Tranche Shares	Initial Tranche Purchase Price ($)	Second Tranche Shares	Second Tranche Purchase Price ($)	Third Tranche Shares	Third Tranche Purchase Price ($)	Aggregate Shares	Aggregate Purchase Price ($)
Stefan Fischer General Partner Chief Financial Officer T +49 (89) 998 992 36 F +49 (89) 998 992 55
TVM Life Science Ventures VI, L.P. 75 Arlington St. Suite 500 Boston, MA 02116 U.S.A With copies to: c/o TVM Capital GmbH TVM Life Science Management GmbH Ottostrasse 4 (Palais am Lenbachplatz) 80333 Munich / Germany Attn: Stefan Fischer General Partner Chief Financial Officer T +49 (89) 998 992 36 F +49 (89) 998 992 55	713,568	314,968.93	564,095	332,057.91	112,819	66,411.59	338,457	199,234.75	1,728,939	912,673.18
Skyline Venture Partners Qualified Purchaser Fund IV, L.P. 525 University Avenue Suite 520 Palo Alto, CA 94301	2,196,417	969,498.88	1,736,330	1,022,101.08	347,266	204,420.22	1,041,798	613,260.65	5,321,811	2,809,280.83
Prism Venture Partners V, L.P. 117 Kendrick Street, Suite 200 Needham, MA 02494	1,534,975	677,538.22	1,213,475	714,319.34	242,695	142,863.87	728,085	428,591.61	3,719,230	1,963,313.04
Prism Venture Partners V-A,	699,014	308,545.18	552,606	325,294.84	110,521	65,058.85	331,564	195,177.14	1,693,705	894,076.01

Investor	Note Conversion Shares	Convertible Notes Amount Owed ($)	Initial Tranche Shares	Initial Tranche Purchase Price ($)	Second Tranche Shares	Second Tranche Purchase Price ($)	Third Tranche Shares	Third Tranche Purchase Price ($)	Aggregate Shares	Aggregate Purchase Price ($)
L.P. 117 Kendrick Street, Suite 200 Needham, MA 02494
Intersouth Partners VI, L.P. 102 City Hall Plaza, Suite 200 Durham, NC 27701	1,559,144	688,206.23	760,662	447,768.26	152,132	89,553.42	456,397	268,660.84	2,928,335	1,494,188.75
MPM Bio IV NVS Strategic Fund, LP 200 Clarendon Street, 54th Floor Boston, MA 02116	0	0	1,765,137	1,039,058.49	353,027	207,811.47	1,059,082	623,434.98	3,177,246	1,870,304.94
Vectis Healthcare & Life Sciences Fund II, L.P. c/o Brooke Private Equity Advisors 84 State Street, Suite 320 Boston, MA 02109	50,337	22,218.97	141,917	83,540.30	28,383	16,707.83	85,150	50,124.06	305,787	172,591.16
Devon Park Bioventures, L.P. 1400 Liberty Ridge Drive, Suite 103 Wayne, PA 19087	501,789	221,489.91	396,679	233,507.48	79,336	46,701.62	238,007	140,104.25	1,215,811	641,803.26
BVP VII Special Opportunity Fund LP c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104 Larchmont, NY 10538	270,145	119,242.42	213,558	125,712.20	42,712	25,142.68	128,135	75,427.44	654,550	345,524.74
Bessemer Venture Partners VII, L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104 Larchmont, NY 10538	160,086	70,662.29	126,553	74,496.19	25,311	14,899.48	75,932	44,697.83	387,882	204,755.79

Investor	Note Conversion Shares	Convertible Notes Amount Owed ($)	Initial Tranche Shares	Initial Tranche Purchase Price ($)	Second Tranche Shares	Second Tranche Purchase Price ($)	Third Tranche Shares	Third Tranche Purchase Price ($)	Aggregate Shares	Aggregate Purchase Price ($)
Bessemer Venture Partners VII Institutional L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104 Larchmont, NY 10538	70,038	30,914.82	55,367	32,592.12	11,073	6,518.19	33,220	19,555.16	169,698	89,580.29
Rockhill Partners, LLC c/o James G. Clarke 6005 NW 101st Terrace Kansas City, Missouri 64154-1764	120,714	53,283.23	95,428	56,174.27	19,086	11,235.09	57,257	33,704.68	292,485	154,397.27
Christena A. Gautreaux, Trustee of the Christena A. Gautreaux Revocable Trust u/t/a 3/8/04 200 W. 54th St. Kansas City, Missouri 64112	93,081	41,086.11	73,583	43,315.08	14,717	8,663.26	44,150	25,989.17	225,531	119,053.62
DeMars Pension Consulting Services, Inc. 8700 Indian Creek Pkwy Suite 185 Overland Park, KS 66210	88,091	38,883.47	0	0	0	0	0	0	88,091	38,883.47
William P. Whitaker Trust u/t/a 3-1-1994 9825 Overbrook Ct., Leawood, KS 66206	82,013	36,200.94	64,835	38,165.52	12,967	7,633.11	38,901	22,899.31	198,716	104,898.88
Robert F. Eltonhead Trust u/t/a 12-14-95 57 Sugar Mill Drive Osprey, Florida 34229	65,822	29,054.21	0	0	0	0	0	0	65,822	29,054.21
Patricia A. Henry, Trustee for Patricia A. Henry Trust 5735 Ward Parkway Kansas City, Missouri 64113	56,998	25,159.33	0	0	0	0	0	0	56,998	25,159.33
Sudarshan Hebbar Trust U.T.A. dated 10-3-11	0	0.00	23,594	13,888.75	4,719	2,777.87	14,157	8,333.61	42,470	25,000.23

Investor	Note Conversion Shares	Convertible Notes Amount Owed ($)	Initial Tranche Shares	Initial Tranche Purchase Price ($)	Second Tranche Shares	Second Tranche Purchase Price ($)	Third Tranche Shares	Third Tranche Purchase Price ($)	Aggregate Shares	Aggregate Purchase Price ($)
4342 Rockhill Rd #3 Kansas City, MO 64110
Darcy A. Howe Trust 434 W. 56th St. Kansas City, MO 64113	0	0.00	8,022	4,722.20	1,604	944.21	4,813	2,833.21	14,439	8,499.62
Total	10,344,201	4,565,934.46	42,469,626	25,000,000.27	8,493,925	5,000,000.03	25,481,775	14,999,999.85	86,789,527	49,565,934.61